Exhibit 99.1

Dario Appoints Industry Veteran Jon Kaplan to Board

Mr. Kaplan brings a wealth of experience in business strategy specifically in healthcare and digital health

New York, N.Y. – February 23, 2023 -- DarioHealth Corp. (Nasdaq: DRIO)(the “Company”), a leader in the global digital therapeutics (DTx) market, announced today the appointment of Jon Kaplan to serve as a board member effective immediately.

Mr. Kaplan is a Managing Director and Senior Partner at Boston Consulting Group (BCG), serving as a core member of the strategy and health care practices and leading BCG's transformation initiative for the future evolution of healthcare in the United States and its impact globally. He has previously served in advisory board roles at digital health leaders Livongo, Transcarent, Circulation, and Picwell and brings deep knowledge and connections across the health care industry.

Prior to BCG, Mr. Kaplan held senior roles at Accenture, Pricewaterhousecooper and Ernst & Young. He is a graduate of the Kellogg School of Management, Northwestern University; has an MPH from University of Pittsburgh; and a B.A. from Cornell University.

“We are pleased to welcome Jon to our board as he brings broad and deep knowledge of the entire health care industry and sees the potential for Dario to have a transformative impact for our clients and partners. Jon’s arrival comes at a critical time for Dario as we focus on building the right strategic relationships to position Dario for long-term success,” said Erez Raphael, CEO at Dario.

“It’s an exciting time to join the Dario board as the company navigates the opportunities that come with rapid growth. I believe the company’s successful shift to become a leader in multi-chronic digital health care was extremely well-timed as the demand for more scalable solutions continues to grow, and I look forward to helping Dario capitalize on these opportunities,” said Jon Kaplan.

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading digital therapeutics (DTx) company revolutionizing how people with chronic conditions manage their health through a user-centric multi-chronic condition platform. Our platform and suite of solutions deliver personalized and dynamic interventions driven by data analytics and one-on-one coaching for diabetes, hypertension, weight management, musculoskeletal pain, and behavioral health.

Our user-centric platform offers people continuous and customized care for health, disrupting the traditional episodic approach to healthcare. This approach empowers people to holistically adapt their lifestyles for sustainable behavior change, driving exceptional user satisfaction, retention, and results. Making the right thing to do the easy thing to do.

Dario provides its highly user rated solutions globally to health plans and other payors, self-insured employers, providers of care and directly to consumers. To learn more about DarioHealth and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. For example, the Company is using forward-looking statements in this press release when the Company discusses its belief that the company has potential to have a transformative impact for its clients and partners and that its successful shift to become a leader in multi-chronic digital health care was extremely well-timed as the demand for more scalable solutions continues to grow. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contact

Mary Mooney

VP Marketing

mary@dariohealth.com

+1-312-593-4280

Media Contact:

Scott Stachowiak

Scott.Stachowiak@russopartnersllc.com

+1-646-942-5630